EXHIBIT 1.1(b)

KERZNER INTERNATIONAL LIMITED

Amended and Restated

ARTICLES OF ASSOCIATION

PRELIMINARY AND CONSTRUCTION

1.                                       (1) In these Articles, except where the subject or context otherwise requires:

“Articles” means the articles of association of the Company on the date hereof as the same may be amended from time to time;

the “board” means the directors or any of them acting as the board of directors of the Company;

“business day” means a day (other than a Saturday or a Sunday) or any other day declared to be a public holiday under the Public Holidays Act, Chapter 30 of the Statute Laws of the Commonwealth;

“Commonwealth” means the Commonwealth of The Bahamas;

“The International Business Companies Act” means the International Business Companies Act 2000, Chapter 309 of the Statute Laws of the Commonwealth, including any modification or re-enactment thereof for the time being in force;

“Company” means Kerzner International Limited, the company to which these Articles apply.

“director” means a director of the Company;

“dollar”, or “$” means the lawful currency of the United States of America;

“holder” means, in relation to any shares, the member whose name is entered in the register of members as the holder of such shares;

“member” means the holder of any shares in the Company whose name is entered on the register of members;

“Ordinary Shares” means ordinary shares of $0.01 each of the Company, without reference to a series, having the rights set forth in these Articles;

“Preference Shares” means the Preference Shares of $0.01 each of the Company having the rights set forth in these Articles;

“secretary” means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

“shares” means shares in the Company including the Ordinary Shares and the Preference Shares.

(2) Save as aforesaid or as otherwise defined herein any words or expressions defined in the International Business Companies Act (but excluding any modification thereof not in force at the date of adoption of these Articles) shall, if not inconsistent with the subject or the context, bear the same meaning in these Articles.

(3) For the purposes of these Articles, references to writing include references to any visible substitute for writing and to anything partly in one form and partly in another form; words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender and vice versa; and references to persons include references to bodies corporate, partnerships, joint ventures, trusts or other enterprises.

2.                                       In addition to the registered office of the Company in the Commonwealth, which shall be at such place as the directors shall from time to time appoint, the Company may have an office for the transaction of business at any other place, and meetings of the Company or of the directors may be held either within or without the Commonwealth at such place as the directors may determine.

SHARES

3.                                       The authorized share capital of the Company at the date of adoption of these Articles is $350,000 divided into 250,000,000 Ordinary Shares of $0.001 each and 100,000,000 Preference Shares of $0.001 each.  Preference Shares may be issued by the Directors from time to time in one or more Series having such rights as the board may by resolution determine.  All the shares of the Company shall be in registered form, shall be fully paid for at the time of issuance and shall be non-assessable.

4.                                       Without prejudice to any special rights previously conferred on the holders of existing shares in the Company, any Preference Shares in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as the board may from time to time by resolution determine.  Preference Shares may be voting, non-voting or voting only for specific purposes or in specific circumstances; provided, however, that the Company shall be prohibited from issuing any non-voting Preference Shares which are not entitled to elect at least one director of the Company in the specific case where an event of default in the payment of dividends has occurred and is continuing with respect to such shares.

5.                                       Where at any time the share capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may only be varied or abrogated with the sanction of a resolution of the board and either (i) the consent in writing of the holders of a majority in nominal value of the issued shares of the class or series or (ii) the sanction of a resolution of members holding shares of that class or series passed at a separate general meeting of the holders of the shares of that class or series.

CERTIFICATES

6.                                       The board may elect that no certificates be issued with respect to the shares of the Company.  In the event that the board does not so elect, every person whose name is entered as a member in the register of members shall, without payment, be entitled to a certificate under the common seal of the Company specifying the share or shares held by him, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

7.                                       A share certificate defaced, lost or destroyed may be renewed or replaced on payment of such fee, if any, as may be prescribed, and on such terms, if any, as to evidence and indemnity as the directors think fit.

PURCHASE OF SHARES

8.                                       Subject to and in accordance with the provisions of the International Business Companies Act and without prejudice to any relevant special rights attached to any class or series of shares, the Company may with the agreement of the holders of the relevant shares purchase any of its own shares of any class or series (including redeemable shares) at any price (whether at par or above or below par), and any shares to be so purchased may be selected by the Company in any manner whatsoever.

TRANSFER AND TRANSMISSION OF SHARES

9.                                       Subject to Article 10, the instrument of transfer of any share in the Company shall be executed by the transferor (or its duly authorized agent), and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members in respect thereof.

10.                                 Shares in the Company shall be transferred in any usual or common form.  The transfer agent for the Company or the Company’s board may determine if a form of transfer is usual or common in the case of any question or dispute concerning a transfer.

11.                                 The board may:

(a)          decline to register a transfer of shares unless the instrument of transfer is accompanied by the certificate or certificates of the shares to which it relates (subject to the board’s right to dispense with certificates pursuant to Article 6), and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer; and

(b)         suspend the registration of transfers during the fourteen days prior to a general meeting.

12.                                 The executors or administrators of a deceased sole holder of a share shall be the only persons recognized by the Company as having any title to the share.  In the case of a share registered in the names of two or more holders, the survivors or the executors or administrators of the deceased survivor shall be the only persons recognized by the Company as having any title to the share.

13.                                 Any person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, upon such evidence being produced as may from time to time be required by the board, have the right, either to be registered as a member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

14.                                 A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

AMENDMENT OF COMPANY’S ARTICLES OR MEMORANDUM OF ASSOCIATION

15.                                 The board shall have the power to amend the Company’s Articles or Memorandum of Association by a vote of a majority of the directors present at a meeting or by a written consent signed by a majority of directors then in office.

ALTERATION OF CAPITAL

16.                                 The Company may, by a resolution of the holders of Ordinary Shares, increase the share capital by such sum to be divided into shares of such amount as the resolution shall prescribe.

17.                                 The Company may, by resolution of the board (and the holders of the Ordinary Shares, if and to the extent, required by the International Business Companies Act):

(a)                                  consolidate and divide its share capital into shares of larger amount than its existing shares;

(b)                                 subdivide its existing shares, or any of them or divide the whole or any part of its share capital into shares of smaller amount than is fixed by the

Articles; or

(c)                                  reduce its share capital in any manner and with and subject to any incident authorized and consent required by law.

GENERAL MEETINGS

18.                                 A general meeting shall be held once in every year at such time (not being more than fifteen months after the holding of the last preceding general meeting) and at such place as may be prescribed by the board.

19.                                 In default of a general meeting so held, a general meeting shall be held in the month next following and may be convened by any two or more members holding Ordinary Shares carrying at least one-tenth of the votes of all members entitled to vote at general meetings, in the same manner as nearly as possible as that in which meetings are to be convened by the board and any such meeting shall be held at such place as the members convening the meeting may designate in the notice thereof.

20.                                 The above-mentioned general meetings shall be called annual general meetings; all other general meetings shall be called extraordinary.

21.                                 The board may, whenever it thinks fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened by the board on the requisition, in accordance with Section 59 of the International Business Companies Act, of members of the Company holding not less than one-tenth of the paid-up capital of the Company, or, in default, may be convened by such requisitionists, as provided by Section 59(2) of the International Business Companies Act.

PROCEEDINGS AT GENERAL MEETINGS

22.                                 (1) Thirty-days’ notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which notice is given) specifying the place, the day and the hour of meeting and, in case of special business, the general nature of that business, shall be given in the manner hereinafter mentioned, or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are under the Articles entitled to receive such notices from the Company.

(2) Every notice convening a general meeting shall include a statement having reasonable prominence that a member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him, and that a proxy need not also be a member.

23.                                 All business shall be deemed special that is transacted at an extraordinary general meeting, as shall all business that is transacted at an annual general meeting with the exception of (i) sanctioning a dividend, (ii) the consideration of the accounts, balance-sheets and the ordinary report of the directors and auditors, and (iii) election of directors and other officers in the place of those retiring by rotation.

24.                                 No business shall be transacted by any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; save as herein otherwise provided, members present in person or by proxy holding at least a majority of each series then outstanding of Ordinary Shares shall be a quorum.

25.                                 Where within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place and where at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.

26.                                 The chairman, if any, of the board shall preside as chairman at every general meeting of the Company.

27.                                 Where there is no such chairman or at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or at which he is unwilling to act as chairman, the directors in office prior to such meeting who are present shall choose some one of their number to be chairman.

28.                                 (1) The chairman may, with the consent of any meeting (on a class-by-class basis) at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

(2) When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of any original meeting.

(3) Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

29.                                 At any general meeting a resolution put to the vote of the meeting shall be decided on a voice call or show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by at least two members present in person or by proxy holding Ordinary Shares carrying at least one-tenth of the votes of all members entitled to vote at the meeting or by the chairman and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a voice call or show of hands, been carried or carried unanimously or by a particular majority or lost, and an entry to that effect in the book of the proceedings of’ the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favor of or against that resolution.

30.                                 If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

31.                                 The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of the voice call or show of hands taking place before the demand was made.

VOTES OF MEMBERS

32.                                 Every member shall have one vote for each Ordinary Share of which he is the holder.  Voting rights of Preference Shares (if any) shall be as specified in accordance with Article 4.

33.                                 In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

34.                                 A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction with respect to persons of unsound mind, may vote, whether on a voice call, show of hands or on a poll, by his committee or other person in the nature of a committee appointed by that court.

PROXIES

35.                                 (1) The instrument appointing a proxy shall be in writing under the hand of the appointer or his attorney duly authorized in writing or, if the appointer is a corporation, either under the common seal or under the hand of an officer or attorney so authorized.

(2)                                  An instrument appointing a proxy may be in the following form or in any other form which the board may approve:

“I                                                of                                                   being a member of Kerzner International Limited, hereby appoint                                of                                         as my                                                                         proxy to vote for me and on my behalf at the general meeting of the Company to be held on the      day of and at any adjournment thereof.”

Signed this         day of

36.                                 The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a certified copy of that power or authority shall be deposited at the registered office of the Company not less than forty-eight hours, before the holding of the meeting at which the person named in the instrument proposes to vote, or shall be delivered in person to the secretary of the Company at such meeting or such person or persons as may be designated by the secretary of the Company at such meeting, and in default the instrument of proxy shall not be treated as valid.

37.                                 A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the instrument of proxy, or the authority under which the instrument of proxy was executed, or transfer of the shares in respect of which the vote is given, provided no intimation in writing of the death, insanity, revocation or transfer shall have been received at the registered office of the Company before the meeting or adjourned meeting at which the instrument or proxy is used.

CORPORATE REPRESENTATIVES

38.                                 Any body corporate which is a member of the Company may by resolution of its directors or other governing body or by authority to be given under seal or under the hand of an officer duly authorized by it authorize such person as it thinks fit to act as its representative at any meeting of the Company or at any separate meeting of the holders of any class or series of shares and such authority may be general or in respect of specific meetings.  A person so authorized shall be entitled to exercise the same power on behalf of the grantor of the authority as the grantor could exercise if it were an individual member of the Company and the grantor shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorized is present at it.

CLASS MEETINGS
SERIES MEETINGS

39.                                 All provisions of these Articles relating to general meetings of the Company shall apply mutatis mutandis to every separate meeting of the holders of any class or series of shares in the capital of the Company.

DIRECTORS

40.                                 Unless otherwise determined by a resolution of the board, the number of the directors shall be seven.

41.                                 Subject to the provisions of Articles 42 to 44 the directors shall be appointed and may be removed in accordance with the International Business Companies Act.

42.                                 If the board so determines, holders of Ordinary Shares may propose candidates for nomination to the board in accordance with such procedures and terms as the board shall in its discretion determine, subject to such procedures being in accordance with applicable laws, rules and regulations including rules or regulations of any stock exchange or quotation system on which the Company’s shares are listed or quoted.

43.                                 It shall be presumed that it is in the best interests of the Company to allow directors to participate in meetings of the board or of committees thereof by telephonic communication as set forth in Article 57 and, accordingly, it shall be a term of appointment of each director that he irrevocably consents to the holding of such meetings in the manner set forth in Article 57.

44                                    (1) At each annual general meeting, directors shall be elected by resolution of the holders of Ordinary Shares in accordance with these Articles (including provisions as to nomination contained in Article 42).  Subject to early resignation or removal as provided in these Articles or the International Business Companies Act, any director so appointed shall hold office until the date of the next annual general meeting of the Company, or if later, the date his successor is duly elected and qualified.

(2) If any director resigns or is removed prior to the expiration of his term on the applicable annual general meeting date, his successor shall be appointed by a majority vote of the directors remaining at such time.

EXECUTIVE DIRECTORS

45.                                 The board may appoint one or more of its body to be the holder of any one or more executive office (except that of auditor) under the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director.  Any such appointment, agreement or arrangement may be made upon such terms, including terms as to remuneration, as the board determines, and any remuneration which is so determined may be in addition to or in lieu of any ordinary remuneration as a director.  The board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company by reason thereof.

46.                                 Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the Company by reason of the termination of such appointment. A director appointed to an executive office shall not ipso facto cease to be a director if his appointment to such executive office terminates.

47                                    The emoluments of any director holding executive office for his services as such shall be determined by the board, and may be of any description, and (without limiting the generality of the foregoing) may include admission to or continuance of membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependents, or the payment of a pension or other benefits to him or his dependents on or after retirement or death, apart from membership of any such scheme or fund.

POWERS AND DUTIES OF THE BOARD

48.                                 The business of the Company shall be managed by the board, which may exercise all such powers of the Company as are not, by the International Business Companies Act or by these Articles, required to be exercised by the Company in general or extraordinary meetings subject nevertheless to these Articles and to the International Business Companies Act.

PROCEEDINGS OF DIRECTORS

49.                                 (1) The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit.

(2) Questions arising at any meeting shall be decided by a majority of votes.

(3) A director may, and the secretary on the requisition of a director shall, at any time summon a meeting of the directors.  Directors shall be given reasonable notice (which, except in the case of emergencies, shall be not less than three business days) of the time and place appointed for such meeting of the directors, which notice may be waived by any or all directors at any time before or after such meeting.

50.                                 The quorum necessary for the transaction of the business of the directors may be fixed by the directors and unless so fixed shall be four.

51.                                 The continuing directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of directors, the continuing directors may act for the purpose of summoning a general meeting of the Company, but for no other purpose.

52.                                 The directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the directors present may choose one of their number to be chairman of the meeting.

53.                                 The directors may delegate any of their powers to committees consisting of such members of the Company or members of their body as they think fit.   Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the directors.

54.                                 A committee may elect a chairman of their meetings; if no such chairman is elected or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

55.                                 (1) A committee shall meet and adjourn as determined by the board and otherwise as they think proper.

(2) Questions arising at any meeting shall be determined by a majority of votes of the members present.

56.                                 A resolution in writing signed by a simple majority of the directors entitled to vote on that resolution at a meeting of the board or of the members of an existing committee of the board with authority to consider and act on the matter (not being less than the number of directors required to form a quorum of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held and for this purpose a resolution may consist of several documents to the same effect, each signed by one or more directors.

57.                                 A meeting of the board or of a committee of the board may, if all the directors consent, consist of a conference between directors who are not all in one place, but of whom each is able (directly or by telephonic communication) to speak to each of the others, and to be heard and recognized by each of the others.  A director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly.  Such a meeting shall be deemed to take place where the largest group of those participating in the conference is assembled, or, if there is no such group, where the chairman of the meeting then is.  The word “meeting” in these Articles’ shall be construed accordingly.

58.                                 The board shall cause minutes to be made in books provided for the purpose:

(a)                                  of all appointments of officers made by the board;

(b)                                 of the names of the directors, members or others present at each meeting of the directors and of any committee of the directors; and

(c)                                  of all resolutions and proceedings at all meetings of the Company and of the board and of committees of the board.

POWERS OF ATTORNEY

59.                                 The board may from time to time and at anytime by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the board under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the board may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

THE SEAL

60.                                 The seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the directors, and in the presence of at least two directors and of the secretary or such other person as the directors may appoint for the purpose; and those two directors and secretary or other person as aforesaid shall sign every instrument to which the seal of the Company is so affixed in their presence.

DIVIDENDS AND RESERVE

61.                                 The board may from time to time declare and pay to the members of the Company such quarterly dividends as appear to the directors to be justified by the profits of the Company.

62.                                 No dividend shall be paid otherwise than out of profits or surplus available for the purpose in accordance with the International Business Companies Act.

63.                                 The directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which the profits of the Company may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company), as the directors may from time to time think fit.

64.                                 Where several persons are registered as joint holders of any share any one of them may give effectual receipts for any dividend payable on the share.

65.                                 No dividend shall bear interest against the Company.

ACCOUNTS

66.                                 The directors shall cause true accounts to be kept:

(a)                            of the sums of money received and expended by the Company and the matter in respect of which such receipt and expenditure takes place; and

(b)                           of the assets and liabilities of the Company.

67.                                 The books of account shall be kept at the registered office of the Company or at such other place or places as the directors think fit and shall always be open to the inspection of the directors.

68.                                 The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorized by the directors or by the Company in general meeting.

69.                                 Once at least in every year the directors shall lay before the Company in general meeting a profit and loss account for the period since the preceding account or (in the case of the first account) since the incorporation of the Company, made up to a date not more than six months before such meeting.

70.                                 (1) A balance-sheet shall be made out in every year and laid before the Company in general meeting, made up to a date not more than six months before such meeting.

(2) The balance-sheet shall be accompanied by a report of the board as to the state of the Company’s affairs and the amount which they recommend to be paid by way of dividend and the amount, if any, which they propose to carry to a reserve fund.

71.                                 A copy of the balance-sheet and report shall, seven days previous to the meeting, be sent to the persons entitled to receive notices of general meetings in the manner in which notices are to be given hereunder.

NOTICES

72.                                 (1) A notice may be given by the Company to any member either personally or by sending it by post to him to his registered address.

(2) Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter (by air-mail if to an address outside the country from which it is sent) containing the notice and, unless the contrary is proved, to have been effected three days after posting (or seven days if sent to an address outside the country from which it is sent).

73.                                 A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder named first in the register in respect of the share.

74.                                 A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name or by the title of representatives of the deceased or trustees of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such · an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy has not occurred.

75.                                 Notice of every general meeting shall be given in some manner hereinbefore authorized to the members of the Company, including any person entitled to a share in consequence of the death or bankruptcy of a member, who, but for his death or bankruptcy, would be entitled to receive notice of the meeting and to every director. No other persons shall be entitled to receive notices of general meetings.

INDEMNITY

76.                                 The Company shall, subject to the provisions of Article 80, indemnify to the fullest extent permitted by the International Business Companies Act any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether external or internal to the Company by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

77.                                 Subject to Article 80, expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled under Article 76 to be indemnified by the Company in respect of such expenses.

78                                    The board shall from time to time cause the Company to purchase and maintain insurance from reputable insurance carriers on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such with reasonable limits and subject to reasonable and customary deductibles, for so long as such insurance is available from such carriers.

79.                                 The Company’s indemnification under Article 76 of any person who is or was a director or officer of the Company, or is or was serving, at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by amounts such person receives as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the Company, (ii) from such other corporation, partnership, joint venture, trust or other enterprise, or (iii) under any other applicable indemnification provision.

80.                                 (a)                                  It shall be a condition of the Company’s obligation to indemnify or advance expenses, under Articles 76 and 77 that the person asserting, or proposing to assert, the right to be indemnified, promptly after receipt of notice of commencement of any action, suit or proceeding in respect of which a claim or indemnification is or is to be made against the Company notify the Company of the commencement of such action, suit or proceeding, including therewith a copy of all papers served and the name of counsel retained or to be retained by such person in connection with such action, suit or proceeding, and thereafter to keep the Company timely and fully apprised of all developments and proceedings in connection with such action, suit or proceeding or as the Company shall request; and the fees and expenses of any counsel retained by a person asserting or proposing to assert, the right to be indemnified under Article 76 shall be at the expense of such person unless the counsel retained shall have been approved by the Company in writing, which approval shall not be unreasonably withheld.

(b)                                 If a claim for indemnification or advancement of expenses under Articles 76 and 77 is not paid in full by the Company within forty five (45) days after a written claim therefor has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim.

81.                                 To the fullest extent permitted by the International Business Companies Act as it exists on the date hereof or as it may hereafter be amended, no director or officer of the Company shall be liable to the Company or its members for monetary or other damages for breach of fiduciary duty as a director or officer.

82.                                 The provisions of Articles 76 to 81 shall continue as to, and for the benefit of, a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

83.                                 No amendment to or repeal of the provisions of Articles 76 to 82 shall apply to or have any effect on the eligibility for, or entitlement to, indemnification advancement of expenses and the other rights provided by, or granted pursuant to, Articles 76 to 82 for or with respect to any acts or omissions of any director or officer occurring prior to any such amendment or repeal.

DISQUALIFIED SHAREHOLDER PROVISIONS

84                                    (A)                              If the Company becomes, and so long as it remains, either a holding company or an intermediary holding company subject to regulation under any Gaming Laws, all Securities (as hereinafter defined) of the Company shall be held subject to the applicable provisions of such Gaming Laws.  If any person (as hereinafter defined) which beneficially owns Securities of the Company (i) is requested or required pursuant to any Gaming Law to appear before, or submit to the jurisdiction of, or provide information to, any Gaming Authority and either refuses to do so or otherwise fails to comply with such request or requirement within a reasonable period of time or (ii) is determined or shall have been determined by any Gaming Authority not to be suitable or qualified with respect to the actual or beneficial ownership of Securities of the Company, then at the election of the Company (unless otherwise required by any Gaming Authority or Gaming Law):  (a) each such person owning such Securities in the Company hereby agrees to sell to the Company and the Company shall have the absolute right in its sole discretion to repurchase, any or all of the Securities of the Company beneficially owned by such person at a price determined pursuant to paragraph (C) hereof; or (b) each such person owning such Securities in the Company hereby agrees to otherwise dispose of his or her interest in the Company within the 120 day period commencing on the date on which the Company receives notice from a Gaming Authority of such holder’s unsuitability or disqualification (or an earlier time if so required by a Gaming Authority or any Gaming Law) and the Company shall have no obligation to repurchase, any or all of the Securities of the Company beneficially owned by such person.  The operation of this Article 84 shall not be stayed by an appeal from a determination of any Gaming Authority.

(B)                                If the Company intends to repurchase Securities beneficially owned by any person referred to in clause (i) or (ii) of paragraph (A) hereof, it shall notify the person in writing of such intention, specifying the Securities to be repurchased, the date, time and place when such repurchase will be consummated (the “Repurchase Date”), which date in no event will be earlier than three business days after the date of such notice, and the price at which such Securities will be repurchased (it being sufficient for the purposes of this

Article 84 for the Company to indicate generally that the price will be determined in accordance with paragraph (C) hereof).  If the Company gives the notice provided for by the preceding sentence (the “Repurchase Notice”), such notice shall be deemed to constitute a binding agreement on the part of the Company to repurchase, and on the part of the person notified to sell, the Securities referred to in such Notice in accordance with this Article 84. Following the Repurchase Date (or an earlier date if required by any Gaming Authority or Gaming Law), no dividends will be payable on and no voting rights will be available to the holders of any Securities covered by such Repurchase Notice which has not been duly delivered by the holder thereof for repurchase by the Company.  If, following such Repurchase Date, any Securities with respect to which a Repurchase Notice has been given have not been duly delivered by the holder thereof for repurchase by the Company, the Company shall deposit in escrow or otherwise hold in trust for the benefit of such holder an amount equal to the aggregate Market Price (as hereinafter defined) of the stock to be repurchased except that to the extent New Shares (as hereinafter defined) are to be repurchased and the Purchase Price (as hereinafter defined) thereof shall have been publicly disclosed or otherwise made available to the Company, the amount deposited in escrow or otherwise segregated with respect to such New Shares may be the lesser of the Market Price thereof on the date of the Repurchase Notice and the Purchase Price thereof.  The establishment of such an account shall in no way alter the amount otherwise payable to any person pursuant to this Article 84.  No interest shall be paid on or accrue with respect to any amount so deposited or held.

(C)                                (i)                                     In the event that the person to whom a Repurchase Notice is directed pursuant to paragraph (B) hereof has acquired actual or beneficial ownership of Securities within the 24-month period terminating on the date of such Notice (“New Shares”), the price at which the Company shall repurchase such New Shares as are covered by the Repurchase Notice shall be the lesser of the Market Price thereof on the date of such Notice and the Purchase Price thereof.

(ii)                                  In the event that the person to whom a Repurchase Notice is directed pursuant to paragraph (B) hereof has acquired actual or beneficial ownership of any or all of his or her Securities prior to the 24-month period terminating on the date of such Notice (“Old Shares”), the price at which the Company shall repurchase such Old Shares as are covered by the Repurchase Notice shall be the Market Price thereof on the date of the Repurchase Notice.

(iii)                               The Company shall have the option in its sole discretion of designating which of the Securities beneficially owned by any person referred to in clause (i) or (ii) of paragraph (A) hereof are subject to the Repurchase Notice and, for purposes hereof, it shall be sufficient for the Company to indicate generally that Securities shall be repurchased based on the order in which they were purchased or based on the reverse of such order.

(iv)                              Any person to whom a Repurchase Notice is given pursuant to the provisions of this Article shall have the burden of establishing to the satisfaction of the Company the dates on which and prices at which such person acquired the Securities subject to such Notice.

(D)                               For the purposes of this Article 84:

(1)                                  “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the rules and regulations under the Exchange Act.

(2)                                  “Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended.

(3)                                  “Gaming Authority” means any government, court, or federal, state, local, international or foreign governmental, administrative or regulatory and licensing body, agency, authority or official, which regulates, has authority over, or otherwise asserts jurisdiction over gaming activities (or proposed gaming activities), gaming operations or facilities conducted by the Company or any of its subsidiaries or Affiliates, within any gaming jurisdictions (domestic and foreign and the political subdivisions thereof), whether now or hereafter existing.

(4)                                  “Gaming Law” means any federal, state, local, international or foreign law, statute, order, ordinance or interpretation pursuant to which any Gaming Authority possesses or asserts regulatory or licensing authority over gaming activities, operations or facilities within any gaming jurisdictions (domestic and foreign and the political subdivisions thereof), and all rules and regulations promulgated by such Gaming Authority thereunder.

(5)                                  “Market Price” means the average of the last sale prices of a Security on the Composite Tape for New York Stock Exchange Listed Stocks for each of the 15 consecutive trading days (the “Valuation Period”) commencing 16 trading days prior to the date in question; provided that if such Security is not quoted on the Composite Tape, such average last sale price shall be derived from the average last sale prices on the New York Stock Exchange, or, if such Security is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such Security is listed, or, if such Security is not listed on any such exchange, the average of the closing bid quotations with respect to such a Security during the Valuation Period on the Nasdaq National Market or any system then in use, or if no such quotations are available, the fair market value of such a Security on the date in question as determined by the Board of Directors in good faith.

(6)                                  A “person” means any individual, firm, corporation, limited liability company, trust or other entity.

(7)                                  A person shall be a “beneficial owner” of any Securities:

(i)                                     which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(ii)                                  which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii)                               which are beneficially owned, directly or indirectly, by any other Person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Securities.

(8)                                  “Purchase Price” means the price paid to acquire a share of Securities, exclusive of commissions, taxes and other fees and expenses, adjusted for any stock split, stock dividend, combination of shares or similar event.

(9)                                  “Securities” means any shares of capital stock, bonds, notes, convertible debentures, warrants or other instruments that represent a share in the Company or a debt owed by the Company.

(E)                                 A majority of the Board of Directors shall have the power and duty to determine for the purposes of this Article 84 on the basis of information known to them after reasonable inquiry, whether clause (i) or (ii) of paragraph (A) hereof applies to any person who beneficially owns Securities of the Company such that the Company shall have the right to repurchase shares of Securities held by such person or require the disposition of such person’s interest in the Company pursuant to this Article 84.

ADOPTED

24th day of March, 2005